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As filed with the Securities and Exchange Commission on March 1, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Price Legacy Corporation
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6512 (Primary Standard Industrial Classification Code Number)	33-0628740 (I.R.S. Employer Identification Number)

17140 Bernardo Center Drive, Suite 300
San Diego, California 92128
(858) 675-9400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service: Gary B. Sabin Chief Executive Officer Price Legacy Corporation 17140 Bernardo Center Drive, Suite 300 San Diego, California 92128 (858) 675-9400	Copies to: Scott N. Wolfe, Esq. Craig M. Garner, Esq. Latham & Watkins 12636 High Bluff Drive, Suite 300 San Diego, California 92130 (858) 523-5400

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Debt Securities, Preferred Stock, par value $0.0001 per share, Common Stock, par value $0.0001 per share, Depositary Shares, Warrants, Rights and Units(3)	$500,000,000	$500,000,000	$0

(1)
Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(2)
Amount calculated pursuant to Section 6(b) under the Securities Act. In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $46,000 in filing fees required in connection with this registration statement by the filing fees previously paid by Excel Legacy Corporation, a Delaware corporation and wholly owned subsidiary of the registrant, in connection with the Registration Statement on Form S-3 (Registration No. 333-79673) initially filed by Excel Legacy with the Securities and Exchange Commission on May 28, 1999.

(3)
This registration statement also covers such indeterminate number of securities that may be issued upon exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

        Price Legacy hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Price Legacy shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

(Subject to completion, dated March 1, 2002)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$500,000,000

PRICE LEGACY CORPORATION

Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Rights
Units

        We may offer and sell from time to time in one or more classes or series and in amounts, at prices and on the terms that we will determine at the time of offering, with an aggregate initial offering price of up to $500,000,000:

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  debt securities, which may consist of debentures, notes or other types of debt;

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  shares of preferred stock;

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  shares of preferred stock represented by depositary shares;

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  shares of common stock;

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  warrants to purchase debt securities, preferred stock or common stock;

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  rights to purchase shares of common stock; and

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  units consisting of two or more of the foregoing.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our common stock is listed on the American Stock Exchange under the symbol "XLG." Our Series A preferred stock is listed on the Nasdaq National Market under the symbol "PRENP."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is                        , 2002.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

        Whenever we refer to "Price Legacy," "we," "our" or "us" in this prospectus, we mean Price Legacy Corporation, formerly known as Price Enterprises, Inc., and its consolidated subsidiaries, unless the context suggests otherwise. When we refer to "you" or "yours," we mean the holders of the applicable series of securities.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superceded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading, "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        Price Legacy is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC's web site at www.sec.gov.

        We are incorporating by reference some information about us that we file with the SEC. We are disclosing important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus. The information in this prospectus supercedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supercede this information.

        We incorporate by reference the following documents we have filed, or may file, with the SEC:

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  Price Legacy's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A;

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  Price Legacy's Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2001, as amended by Amendment No. 1 on Form 10-Q/A;

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  Price Legacy's Quarterly Report on Form 10-Q for its quarterly period ended June 30, 2001;

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  Price Legacy's Quarterly Report on Form 10-Q for its quarterly period ended September 30, 2001, as amended by Amendment No. 1 on Form 10-Q/A;

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  Price Legacy's Current Report on Form 8-K filed with the SEC on March 23, 2001;

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  Price Legacy's Current Report on Form 8-K filed with the SEC on September 19, 2001, as amended on Form 8-K/A;

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  Price Legacy's Current Report on Form 8-K filed with the SEC on October 31, 2001;

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  Price Legacy's Current Report on Form 8-K filed with the SEC on November 16, 2001;

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  the description of Price Legacy's common stock contained in Price Legacy's Registration Statement on Form S-4 (File No. 333-61620) filed with the SEC on May 25, 2001, as amended by Amendment No. 1 to Form S-4 filed June 19, 2001, Amendment No. 2 to Form S-4 filed

    July 6, 2001 and Amendment No. 3 to Form S-4 filed July 31, 2001, including any subsequent amendment or report filed for the purpose of amending such description; and

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  all documents filed by Price Legacy with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

        You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Price Legacy Corporation
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128
(858) 675-9400

FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. You can identify these forward-looking statements by forward-looking words such as "believe," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions in this prospectus. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about Price Legacy, including, among other things:

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  the effect of economic, credit and capital market conditions in general and on real estate companies in particular, including changes in interest rates,

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  Price Legacy's ability to compete effectively,

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  developments in the retail industry,

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  the financial stability of Price Legacy's tenants, including its reliance on major tenants,

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  Price Legacy's ability to successfully complete real estate acquisitions, developments and dispositions,

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  Price Legacy's ability to achieve the expected benefits of its merger with Excel Legacy Corporation,

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  government approvals, actions and initiatives, including the need for compliance with environmental requirements, and

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  Price Legacy's ability to qualify as a real estate investment trust, or REIT.

        The factors identified above are believed to be some, but not all, of the important factors that could cause actual events and results to be significantly different from those that may be expressed or implied in any forward-looking statements. Any forward-looking statements should also be considered in light of the risk factors detailed in our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PRICE LEGACY

        Price Legacy was formed in September 2001 from the merger of Price Enterprises, Inc. and Excel Legacy Corporation. In 1994, Price Enterprises spun off from Costco Companies, Inc., formerly Price/Costco, Inc., to become a self-administered, self-managed REIT, which acquires, operates and develops open-air retail properties throughout the United States. In 1998, Excel Legacy spun off from Excel Realty Trust, Inc., a REIT, to pursue a wider variety of real estate opportunities including acquiring, developing and managing mixed-use and retail properties and real estate related operating companies throughout the United States and Canada. In connection with the merger, Excel Legacy became a wholly owned subsidiary of Price Enterprises, and Price Enterprises changed its name to Price Legacy. In addition, Excel Legacy transferred its non-REIT assets to Excel Legacy Holdings, Inc., a wholly owned subsidiary of Excel Legacy, and Legacy Holdings elected to be treated as a taxable REIT subsidiary of Price Legacy.

        Price Legacy continues to operate as a REIT focused on open-air retail properties throughout the United States. Our current property portfolio mainly consists of shopping centers leased to major retail tenants. At December 31, 2001, we owned 41 commercial real estate properties, three of which were held through majority-owned joint ventures, and one property with an 18-year ground lease. We also owned three parcels of land under development and three parcels of land held for future development. In addition to the above property portfolio, we held 50-55% ownership interests in three joint ventures.

        Our business strategy is to continue to enhance the value and operating income of our portfolio by, among other things, completing the development and leasing of existing properties and acquiring new investment properties. In making new real estate investments, we emphasize acquiring well-located, income-producing commercial properties, principally occupied by credit rated tenants with attractive yields and potential for increases in income and capital appreciation. We will also, from time to time, consider disposing of or exchanging existing investments in order to improve our investment portfolio or increase our funds from operations.

        Our principal executive offices are located at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, and our telephone number is (858) 675-9400.

RATIO OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Our ratios of earnings to fixed charges are as follows for the periods indicated:

		Year Ended December 31,
	Nine Months Ended September 30, 2001
		2000	1999	1998
Ratio of Earnings to Fixed Charges	3.32x	3.47x	5.47x	10.36x

        Our ratios of earnings to combined fixed charges and preferred stock dividends are as follows for the periods indicated:

		Year Ended December 31,
	Nine Months Ended September 30, 2001
		2000	1999	1998
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.07x	0.98x	0.96x	2.82x

        Price Legacy did not have any fixed charges or preferred stock dividends for the periods prior to the year ended December 31, 1998.

        The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is calculated by dividing earnings by fixed charges and preferred stock dividends. Earnings is calculated by adding net income and fixed charges less capitalized interest. Fixed charges consist of interest expense, including capitalized interest, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest included in rental expense.

USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including acquisitions, capital expenditures, working capital and repayment or refinancing of our indebtedness. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities offered by this prospectus will be issued under an indenture between us and the trustee for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended, or TIA. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below. The summary is not complete. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

        The debt securities will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. We may issue an unlimited amount of debt securities, in one or more series, under the indenture. The terms of each series of debt securities will be established by our board of directors or in a supplemental indenture. We do not have to issue all debt securities of one series at the same time and, unless described differently in a prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        There may be more than one trustee under the indenture, each relating to one or more series of debt securities. Any trustee may resign or be removed by us at which time we will appoint a successor trustee. Each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as indicated elsewhere in this prospectus, any action taken by the trustee may be taken by the trustee only relating to the series of debt securities for which it is the trustee.

        We will provide in a prospectus supplement the following terms of the debt securities being offered:

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  the title of the debt securities;

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  the aggregate principal amount and any limit on the aggregate principal amount of the debt securities;

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  whether we will issue the debt securities at a discount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities or upon redemption, if other than the principal amount, and the rate at which the original issue discount will accrue;

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  the date on which we will pay the principal on the debt securities;

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  the rate, which may be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

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  the date from which interest will accrue, the date on which interest will be payable and any regular record date for the interest payable on any interest payment date;

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  the location or method of payment of principal, premium and interest on the debt securities and where holders may surrender the debt securities for conversion, registration of transfer or exchange;

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  any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities;

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  any option we have to redeem the debt securities and the date, price and terms and conditions upon which we may redeem the debt securities;

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  the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any multiples of $1,000;

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  provisions, if any, for the defeasance or discharge of our obligations relating to the debt securities;

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  whether we will issue the debt securities in registered or bearer form;

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  the currency in which we will pay principal, premium and interest on the debt securities;

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  if we will pay principal, premium or interest on the debt securities in one or more currencies other than those in which the debt securities are denominated, the manner in which we will determine the exchange rate on the payments;

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  the manner in which we will determine the principal, premium or interest on the debt securities if these amounts may be determined by reference to an index based on a currency other than that in which the debt securities are denominated or designated or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any addition to, or change or deletion of, events of default or covenants in the indenture;

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  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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  any depositaries, trustees, interest rate calculation agents, exchange rate calculation agents or other agents relating to the debt securities other than those originally appointed;

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  whether we will issue the debt securities in the form of global securities and whether we will issue the global securities in temporary or permanent global form;

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  any rights of the holders of the debt securities to convert the debt securities into other securities or property and the terms and conditions of the conversion, including the conversion price or manner of calculation and conversion period;

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  any subordination provisions relating to the debt securities;

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  any listing of the debt securities on a securities exchange;

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  provisions relating to any collateral for the debt securities; and

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  any other terms of the debt securities, which will not be inconsistent with the indenture.

        We may issue debt securities at a discount below their stated principal amount. Even if we issue the debt securities at or above their stated principal amount, for United States federal income tax purposes, the debt securities may be deemed to be issued at a discount based on their interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

Denominations, Registration, Transfer and Exchange

        Unless we specify otherwise in the prospectus supplement, the debt securities of any series will be issuable only in denominations of $1,000 and multiples of $1,000, and will be payable only in U.S. dollars.

        We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of that certificate or the issuance by us or the trustee of a new certificate to the new holder.

        We are not required to:

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  register, transfer or exchange any series of debt securities selected for redemption during the period beginning 15 business days prior to, and ending at the close of business on, the date of transmittal of the notice of redemption; or

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  register, transfer or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Covenants

        We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger or Sale of Assets

        We may not consolidate or merge with or into, or sell, assign, convey or transfer our properties and assets substantially in their entirety to another corporation, person or entity unless:

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  in the case of a consolidation or merger, (1) we are the surviving corporation or (2) the successor corporation is an entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture; and

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  immediately after giving effect to the transaction, no event of default exists.

        Notwithstanding the foregoing, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

        Each of the following is an event of default relating to a series of debt securities:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, which default continues uncured for a period of 30 days;

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  default in the payment of principal or premium on any debt security of that series when due and payable;

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  default in the deposit of any sinking fund payment, when and as due, relating to any debt security of that series;

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  default in the performance or breach by us of any other covenant or warranty in the indenture, other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  events of bankruptcy, insolvency or reorganization; and

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  any other event of default provided relating to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        Non-recourse indebtedness means indebtedness for which the terms provide that the lender's claim for repayment of the indebtedness is limited solely to a claim against the property that secures the indebtedness.

        If an event of default relating to outstanding debt securities of any series occurs and continues uncured, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare in a written notice the principal amount, or specified amount, plus accrued and unpaid premium and interest, if payable on all debt securities of that series, to be immediately due and payable. At any time after making a declaration of acceleration relating to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the acceleration if:

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  the holders act before the trustee has obtained a judgment or decree for payment of the money due;

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  we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal, other than the accelerated interest and principal; and

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  we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest relating to debt securities of that series, as provided in the indenture.

        We refer you to the prospectus supplement relating to any series of debt securities that are issued at a discount for the particular provisions relating to acceleration of a portion of the principal amount of those debt securities upon the occurrence of an event of default.

        The trustee has no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any judicial or other proceeding relating to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given the trustee written notice of an uncured event of default relating to debt securities of that series; and

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  the holders of at least 25% in principal amount of outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        Within 120 days after the end of our fiscal year we will furnish to the trustee a statement as to compliance with the indenture. The trustee may withhold notice to the holders of the debt securities of any series of any default or event of default, except in payment on any debt securities of that series, relating to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

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  to evidence the succession of another corporation to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

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  to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

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  to add any events of default;

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  to add or change any provision of the indenture to permit or facilitate the issuance of debt securities of any series in bearer form, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other denominations or to permit the issuance of debt securities of any series in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect;

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  to change or eliminate any provision of the indenture, provided that the change or elimination will become effective only when there is no outstanding debt security issued under the indenture or coupon of any series created prior to the modification which is entitled to the benefit of the provision and as to which the modification would apply;

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  to secure the debt securities or to provide that any of our obligations under the debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

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  to supplement any provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect;

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  to establish the form or terms of debt securities and coupons as permitted by the indenture;

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  to evidence and provide for a successor or other trustee relating to one or more series of debt securities and to add or change any provision of the indenture to provide for or facilitate the administration of the trusts by more than one trustee; or

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  to cure any ambiguity, to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture, to eliminate any conflict between the terms of the indenture and the debt securities and the TIA or to make any other modifications which are consistent with the provisions of the indenture; provided, however, that these other provisions will not adversely affect the interest of the holders of outstanding debt securities or coupons in any material respect.

        We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, the consent of the holder of each outstanding debt security of each series affected is required for modifications that:

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  change the stated maturity of any debt security or coupon;

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  reduce the principal amount of any payment to be made on any debt security or coupon;

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  reduce the rate of interest or extend the time for payment of premium or interest payable upon redemption of any debt security;

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  change the coin or currency in which any debt security or any premium or interest is payable;

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  reduce the principal amount due and payable upon acceleration of the maturity of a debt security issued at a discount;

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  impair the right to institute suit for the enforcement of any payment on or after its due date;

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  adversely affect the right of any holder to redeem any debt security;

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  reduce the percentage in principal amount of the outstanding debt securities;

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  adversely affect the right of any holder to convert any debt security;

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  change any of the waiver provisions, except to increase any required percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each affected outstanding debt security; or

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  change any provision described in the applicable prospectus supplement that requires the consent of each affected holder of debt securities.

        A modification that changes or eliminates any covenant or other provision of the indenture relating to one or more particular series of debt securities and coupons, or that modifies the rights of the holder of debt securities and coupons of that series, will be deemed not to affect the rights of the holders of the debt securities and coupons of any other series.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of all debt securities of that series waive any default and its consequences under the indenture, except:

  •
  an uncured default in the payment of principal, premium or interest on any debt security held by a non-consenting holder; or

  •
  a default of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Defeasance of Debt Securities and Covenants in Circumstances

        Legal Defeasance.    We may be discharged from any and all obligations relating to the debt securities of any series except for obligations:

  •
  to pay additional amounts, if any, upon the occurrence of specified tax, assessment or government charge events relating to payments on the debt securities;

  •
  to register the transfer or exchange of debt securities;

  •
  to replace stolen, lost or mutilated debt securities;

  •
  to maintain paying agencies; and

  •
  to hold money in payment for trust.

        We will be discharged upon our deposit with the trustee, in trust, of money or government obligations that will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the stated maturity of those payments.

        We may be discharged only if we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge.

        Defeasance of Covenants.    Upon compliance with specified conditions, we will not be required to comply with some restrictive covenants contained in the indenture and any omission to comply with the obligations will not constitute a default or event of default relating to the debt securities. These conditions include:

  •
  depositing with the trustee money or government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the date those payments are due; and

  •
  delivering to the trustee an Internal Revenue Service ruling or an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance.

Limited Liability of Some Persons

        No past, present or future stockholder, incorporator, employee, officer or director of Price Legacy or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, incorporator, employee, officer or director.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock. Those terms will include:

  •
  whether the debt securities are convertible into common stock or preferred stock;

  •
  the conversion price, or manner of calculation;

  •
  the conversion period;

  •
  provisions regarding whether conversion will be at our option or at the option of the holders;

  •
  the events requiring an adjustment of the conversion price; and

  •
  provisions affecting conversion in the event of the redemption of the debt securities.

Payment and Paying Agents

        The indenture will require us to duly and punctually pay the principal, premium and interest on the debt securities as provided in the debt securities and the indenture.

        If debt securities of a series are issuable only as registered securities, we will maintain in each place of payment for that series an office or agency where:

  •
  holders may present or surrender for payment debt securities of that series;

  •
  holders may surrender for registration of transfer or exchange debt securities of that series; and

  •
  we may be served with notices and demands regarding the debt securities of that series.

        If debt securities of a series are issuable as bearer securities, we will maintain or cause to be maintained:

  •
  in the Borough of Manhattan, the City and State of New York, an office or agency where (1) holders may (A) present or surrender for payment any registered securities of that series, (B) surrender for registration of transfer any registered securities of that series, (C) surrender for exchange or redemption debt securities of that series and (D) present or surrender for payment bearer securities of that series and related coupons in the circumstances described in the following paragraph and not otherwise, and (2) we may be served with notices and demands regarding the debt securities of that series;

  •
  subject to any applicable laws or registration, in a place of payment for debt securities of that series located outside the United States, an office or agency where holders may present and surrender for payment debt securities of that series and related coupons; provided that if the debt securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and the stock exchange so requires, we will maintain a paying agent for the debt securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the debt securities of that series are listed on that exchange; and

  •
  subject to any applicable laws or regulations, in a place of payment for debt securities of that series located outside the United States, an office or agency where (1) holders may (A) surrender for registration of transfer any registered securities of that series or (B) surrender for exchange or redemption debt securities of that series and (2) we may receive notices and demands regarding the debt securities of that series.

        We will give prompt written notice to the applicable trustee of the locations, and any change in the locations, of offices or agencies. If at any time we fail to maintain any required office or agency or fail to furnish the applicable trustee with the address, holders may make or serve the presentations, surrenders, notices and demands at the corporate trust office of the applicable trustee, except that holders may present and surrender bearer securities of that series and the related coupons for payment at the offices specified in the applicable debt security. We will appoint the applicable trustee as our agent to receive the foregoing presentations, surrenders, notices and demands. However, in the case of bearer securities, we may appoint another agent as may be specified in the applicable prospectus supplement.

        We will make no payment of principal, premium or interest on bearer securities at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, if the debt securities of a series are denominated and payable in U.S. dollars, we will pay principal and any premium and interest on the debt securities of that series, if specified in the applicable prospectus supplement, at the office of our paying agent in the Borough of Manhattan, the City and State of New York, only if payment in U.S. dollars of the full amount of the principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by us in accordance with the indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Governing Law

        The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

        This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws. When we offer to sell a particular class or series of capital stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of capital stock, you must refer to both the prospectus supplement relating to that class or series and the description of capital stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        Our charter authorizes a total of 150,000,000 shares of capital stock, including up to 94,691,374 shares of common stock, par value $0.0001 per share, 27,849,771 shares of 8 3/4% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share, and 27,458,855 shares of 9% Series B Junior Convertible Redeemable Preferred Stock, par value $0.0001 per share. Our board of directors may, without stockholder approval, increase or decrease the authorized number of shares of capital stock or the authorized number of shares of any class or series of capital stock, provided that the approval by our board of any increase or decrease in the authorized number of shares includes the approval of the directors nominated by Warburg, Pincus Equity Partners, L.P.

Common Stock

        As of January 31, 2002, 41,376,023 shares of common stock were issued and outstanding. Each outstanding share of common stock is entitled to one vote on all matters generally submitted to a vote of stockholders, including the election of directors. The holders of our Series A preferred stock and common stock, voting together as a single class, are entitled to elect two directors of our eight member board. There is no cumulative voting in the election of directors. Subject to the preferences of any of our outstanding preferred stock, the holders of our common stock are entitled to a proportional distribution of any dividends that may be declared by the board of directors. In the event of the liquidation, dissolution or winding up of Price Legacy, after payment of or adequate provision for all of our known debts and liabilities, the holders of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders. The rights of the holders of our common stock are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on transfer of stock. The outstanding shares of common stock are, and the shares offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Preferred Stock

        Series A Preferred Stock.    As of January 31, 2002, 27,434,166 shares of Series A preferred stock were issued and outstanding. In any matter in which the Series A preferred stock is entitled to be voted, each share of Series A preferred stock is entitled to 1/10 of one vote, except that when any other class or series of preferred stock has the right to vote together with the Series A preferred stock, the Series A preferred stock shall be entitled to one vote per $16.00 of stated liquidation preference. In addition to voting together with the holders of our common stock on the election of directors, the holders of our Series A preferred stock are entitled, voting separately as a class, to elect four directors, until such time as such voting rights terminate pursuant to the terms of the charter. The holders of our Series A preferred stock are entitled to receive (when and if declared by our board out of assets legally available for that purpose) quarterly cumulative distributions payable in cash in an amount per share equal to $1.40 per annum. Shares of Series A preferred stock may be redeemed by us following a change in control or at any time after August 15, 2003 at a price per share of $16.00, together with any accrued but unpaid dividends. In the event of the liquidation, dissolution or winding up of Price Legacy, after payment of or adequate provision for all of our known debts and liabilities, the holders of our Series A preferred stock are entitled to receive $16.00 per share of Series A preferred stock, together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares.

        Series B Preferred Stock.    As of January 31, 2002, 19,666,754 shares of Series B preferred stock were issued and outstanding. Each share of Series B preferred stock is entitled to that number of votes equal to the number of shares of common stock into which such share is then convertible. The holders of our Series B preferred stock are entitled to vote on all matters submitted to a vote of stockholders, other than the election of directors. However, Warburg Pincus, or its affiliates, voting separately as a class, are entitled to elect two directors for so long as Warburg Pincus, or its affiliates, beneficially own 10% or more of the outstanding shares of our common stock or the right to acquire 10% or more of our common stock (including through the ownership of our Series B preferred stock). As of January 31, 2002, Warburg Pincus beneficially owned 5,000,000 shares of our common stock, warrants to purchase 2,500,000 shares of our common stock and 17,985,612 shares of our Series B preferred stock, which represented in the aggregate approximately 41.2% of our outstanding common stock on an as-converted basis. The holders of our Series B preferred stock are entitled to receive (when and if declared by our board out of assets legally available for that purpose) quarterly cumulative distributions payable in shares of Series B preferred stock in an amount per share equal to 9% of the liquidation preference of our Series B preferred stock, which is equal to the original issue price of the Series B preferred stock ($5.56), or $.50 per share, per annum (subject to customary adjustments) until June 18, 2005, and payable in cash in an amount equal to 10% of the liquidation preference of our Series B preferred stock, or $.56 per share, per annum (subject to customary adjustments) thereafter. Shares of Series B preferred stock may be redeemed by us or converted by the holders or us under some circumstances described in the charter. In the event of the liquidation, dissolution or winding up of Price Legacy or, in some cases, a merger, consolidation, share exchange or sale of all or substantially all of our assets, after payment of or adequate provision for all known debts and liabilities of Price Legacy and payment of any liquidation preference with respect to any shares of our capital stock ranking senior to the Series B preferred stock as to liquidation preference, including without limitation our Series A preferred stock, the holders of our Series B preferred stock are entitled to receive $5.56 per share (subject to customary adjustments), together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares.

        General.    Under our charter, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Our charter also authorizes our board to classify or reclassify any unissued shares of our stock of any class or series. Prior to the issuance of shares of each class or series, our board is required by the MGCL and our charter to set (subject to the provisions of our charter regarding the restrictions on transfer of stock) the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

        The outstanding shares of our preferred stock are, and the shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for the holders of the shares or that holders might believe to be in their best interests.

        We will provide in a prospectus supplement the following terms of the class or series of preferred stock being offered:

  •
  the title and par value of the preferred stock;

  •
  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

  •
  the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

  •
  whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

  •
  any procedures for the auction and remarketing of the preferred stock;

  •
  any provision for a sinking fund for the preferred stock;

  •
  any provision for redemption of the preferred stock;

  •
  any listing of the preferred stock on a securities exchange;

  •
  any rights of the holders of the preferred stock to convert the preferred stock into common stock or other preferred stock and the terms and conditions of the conversion, including the conversion price or manner of calculation and conversion period;

  •
  any voting rights of the preferred stock;

  •
  whether interests in the preferred stock will be represented by depositary shares;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

  •
  any restrictions on the transferability of the preferred stock;

  •
  any limitations on issuance of a class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

        Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

  •
  on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

  •
  junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

        The term equity securities does not include convertible debt securities.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock, Series A preferred stock and Series B preferred stock is Mellon Investor Services LLC.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary, referred to as the preferred stock depositary, shares of preferred stock of each class or series represented by depositary shares. We will enter into a deposit agreement with the preferred stock depositary and holders from time to time of depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder's fractional interest in the preferred stock, to all the rights and preferences of the class or series of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

        Immediately after we issue and deliver the preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries only. These summaries are not complete and we may modify any of the terms of the depositary shares described in this prospectus in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the deposit agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received relating to the preferred stock to the record holders of depositary receipts in proportion to the number of depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

        In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        No distribution will be made relating to any depositary share that represents any preferred stock converted into other securities.

Withdrawal of Stock

        Assuming we have not previously called for redemption or converted into other securities the related depositary shares, upon surrender of depositary receipts at the corporate trust office of the preferred stock depositary, the holders will be entitled to delivery at that office of the number of shares of the preferred stock and any money or other property represented by the depositary shares. The holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but the holders of the shares of preferred stock will no longer be entitled to receive depositary shares.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable relating to the preferred stock. If fewer than all of the depositary shares are redeemed, the depositary shares will be selected for redemption pro rata or by any other equitable method determined by us.

        From and after the date fixed for redemption:

  •
  all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

  •
  the depositary shares called for redemption will no longer be deemed to be outstanding; and

  •
  all rights of the holders of depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

        Any funds we deposit with the preferred stock depositary for redemption of depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Voting of the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of depositary receipts. Each record holder of these depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary's negligence or willful misconduct.

Liquidation Preference

        In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as specified in the applicable prospectus supplement.

Conversion of Depositary Shares

        The depositary shares will not be convertible into common stock or any of our other securities or property, unless we so specify in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

        We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the preferred stock depositary. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts, other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under "Charges of Preferred Stock Depositary," or that otherwise prejudices any substantial existing right of the holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 30 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

        When we direct the preferred stock depositary to do so, the preferred stock depositary will terminate the deposit agreement by mailing a notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. In addition, the preferred stock depositary may terminate the deposit agreement if at any time 45 days have passed since the preferred stock depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof and will not give any further notices, other than the notice of termination, or perform any further acts under the deposit agreement, except as provided below and except that the preferred stock depositary will continue to collect dividends on the preferred stock and other distributions with respect to the preferred stock and will continue to deliver the preferred stock together with any dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money or other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

        In addition, the deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of depositary receipts evidencing the depositary shares representing the preferred stock.

Charges of Preferred Stock Depositary

        We will pay all fees, charges and expenses of the preferred stock depositary in connection with its performance of the deposit agreement, except for any taxes and other governmental charges and except as provided in the deposit agreement. The holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal of the acting preferred stock depository will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 45 days after delivery of the notice of resignation or removal.

Miscellaneous

        The preferred stock depositary will make available for inspection to the holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

        We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock represented by depositary shares unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary shares for deposit, the holders of depositary receipts or other persons we believe in good faith to be competent to give this information, and on documents we believe in good faith to be genuine and signed by a proper party.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable warrant agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Debt Warrants

        We will provide in a prospectus supplement the following terms of the debt warrants being issued, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants:

  •
  the title of the debt warrants;

  •
  the aggregate number of debt warrants issued;

  •
  the price or prices at which the debt warrants will be issued;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

  •
  the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

  •
  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise;

  •
  the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of the debt warrants which may be exercised at any time;

  •
  information with respect to any book-entry procedures;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the debt warrants; and

  •
  any other terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

        Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of the debt warrants, the holders of debt warrants will not have any of the rights of holders of, and will not be entitled to payments of principal, premium or interest on, the securities purchasable upon the exercise of debt warrants.

Equity Warrants

        We will provide in a prospectus supplement the following terms of the warrants to purchase common stock or preferred stock, or equity warrants, being issued, the warrant agreement relating to the equity warrants and the warrant certificates representing the equity warrants:

  •
  the title of the equity warrants;

  •
  the aggregate number of equity warrants issued;

  •
  the securities purchasable upon exercise of the equity warrants;

  •
  the price or prices at which the equity warrants will be issued;

  •
  the number of equity warrants, if any, issued with each share of preferred stock or share of common stock;

  •
  the date, if any, on and after which the equity warrants and the related preferred stock or common stock will be separately transferable;

  •
  the date on which the right to exercise the equity warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of equity warrants which may be exercised at any time;

  •
  information with respect to any book-entry procedures;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the equity warrants; and

  •
  any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        Unless otherwise provided in the applicable prospectus supplement, the holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter or to exercise any rights whatsoever as stockholders.

        Except as provided in the applicable prospectus supplement, the exercise price and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised warrants will be void.

        Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF RIGHTS

        We may issue rights to our stockholders to purchase shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

        We will provide in a prospectus supplement the following terms of the rights being issued:

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  the date of determining the stockholders entitled to the rights distribution;

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  the aggregate number of shares of common stock purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the aggregate number of rights issued;

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  the date, if any, on and after which the rights will be separately transferable;

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  the date on which the right to exercise the rights will commence, and the date on which the right will expire;

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  a discussion of any material or special United States federal income tax considerations applicable to the rights; and

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  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

        Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

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  the title of any series of units;

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  identification and description of the separate constituent securities comprising the units;

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  the price or prices at which the units will be issued;

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  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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  information with respect to any book-entry procedures;

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  a discussion of any material or special United States federal income tax considerations applicable to the units; and

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  any other terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

        Our charter contains restrictions on the ownership and transfer of our capital stock, which are intended to assist us in complying with the requirements of the Internal Revenue Code of 1986, as amended, or the Code, for qualification as a REIT. For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. Also, shares of our capital stock must be beneficially owned by 100 or more persons during the last 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        As permitted by the MGCL, for purposes of maintaining our REIT status under the Code, our charter provides that, subject to some exceptions, no person may:

  •
  actually or beneficially own, or be deemed to own, more than 5% (by number or value, whichever is more restrictive) of either our outstanding capital stock, the outstanding shares of our Series A preferred stock or the outstanding shares of our Series B preferred stock, or

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  actually or constructively own, or be deemed to own, more than 9.8% (by number or value, whichever is more restrictive) of either our outstanding capital stock, the outstanding shares of our Series A preferred stock or the outstanding shares of our Series B preferred stock.

        Because we have different classes of capital stock, mere fluctuations in the value of our capital stock could cause a stockholder's ownership of our capital stock to increase to a percentage that is in violation of either of the above ownership limits. As a result, a stockholder whose ownership of our capital stock approaches either of the above ownership limits should carefully monitor fluctuations in stock value.

        Our charter provides that our board may, in its sole discretion, exempt a person or persons from the above ownership limits if the procedures set forth in our charter are complied with and our board has determined that the exemption will not cause us to fail to qualify as a REIT. The person seeking an exemption may be required to represent to the satisfaction of our board that it will not violate such restrictions and agree that any violation or attempted violation of any of the restrictions in our charter will result in the automatic transfer to a trust of the shares of capital stock causing the violation. In addition, as a condition to an exemption, our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board in its sole discretion, in order to determine or ensure our status as a REIT.

        Our board has waived the above ownership limits with respect to the Price family and affiliated entities (who as of December 31, 2001, beneficially owned approximately 29.8% of the value of our capital stock). Our board has also waived the above ownership limits for Warburg Pincus with respect to its purchase of our common stock and Series B preferred stock. We received undertakings and representations from each of these persons which we believed were reasonably necessary for us to conclude that the waivers would not cause us to fail to qualify as a REIT.

        Our charter further prohibits, without exception:

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  any person from actually, beneficially or constructively owning shares of our capital stock that would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and

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  any person from transferring shares of our capital stock if such transfer would result in all classes and series of our capital stock being beneficially owned by fewer than 100 persons.

        Our charter provides that any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

        The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to our charter, which requires the affirmative vote of a majority of the votes entitled to be cast on the amendment.

        If any transfer of shares of our capital stock occurs which, if effective, would result in any person actually, beneficially or constructively owning shares of our capital stock in excess or in violation of the above transfer or ownership limitations, such person a "prohibited owner," then our charter provides that:

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  the number of shares of our capital stock the actual, beneficial or constructive ownership of which otherwise would cause the prohibited owner to violate the ownership limitations (rounded to the nearest whole share) be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares,

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  the automatic transfer is deemed to be effective as of the close of business on the business day prior to the date of the violative transfer, and the shares of our capital stock held in the trust are issued and outstanding shares of our capital stock,

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  the prohibited owner has no economic benefit from ownership of any shares of our capital stock held in the trust, has no rights to distributions and has no rights to vote or rights otherwise attributable to the shares of our capital stock held in the trust,

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  the trustee of the trust is to have all voting rights and rights to dividends or other distributions with respect to shares of our capital stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary,

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  any dividend or other distribution paid prior to our discovery that shares of our capital stock have been transferred to the trustee must be paid by the recipient of the dividend or distribution to the trustee upon demand and any dividend or other distribution declared but unpaid is required by the terms of our charter to be paid when due to the trustee (any dividend or distribution so paid to the trustee is required by the terms of our charter to be held in trust for the charitable beneficiary), and

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  the prohibited owner has no voting rights with respect to shares of capital stock held in the trust and, subject to Maryland law, effective as of the date that the shares of our capital stock have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion) (1) to rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary; provided, however, that if we have already taken irreversible corporate action, then our charter provides that the trustee shall not have the authority to rescind and recast such vote.

        Our charter provides that, within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee shall sell the shares of capital stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon the sale of the shares of our capital stock, the interest of the charitable beneficiary in the shares sold terminates and the trustee is to distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

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  the prohibited owner receives the lesser of (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, determined in accordance with our charter, of such shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, and

  •
  any net sale proceeds in excess of the amount payable to the prohibited owner are to be paid immediately to the charitable beneficiary.

        If, prior to our discovery that shares of our capital stock have been transferred to the trust, such shares are sold by a prohibited owner, then (1) such shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, the excess will be paid to the trustee upon demand. If, for any reason, the transfer of the shares of our capital stock to the trust is not automatically effective, to prevent violation of the applicable ownership limit or any other limit provided in our charter or imposed by our board, then our charter provides that the transfer of such shares will be null and void.

        In addition, shares of our capital stock held in the trust are deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of capital stock held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee is to distribute the net proceeds of the sale to the prohibited owner.

        If any attempted transfer of shares would cause us to be beneficially owned by fewer than 100 persons, our charter provides that the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the capital stock.

        Our charter requires that all certificates representing shares of our common stock and our preferred stock bear a legend referring to the restrictions described above.

        The terms of our charter also require that every owner of our capital stock, or person holding on behalf of such owner, provide to us, upon demand, a completed questionnaire containing the information regarding the ownership of their shares, as set forth in the Code or the Treasury Regulations, and such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limits could delay, discourage, deter or prevent a transaction or a change in control of Price Legacy that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

DESCRIPTION OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

        The following is a summary of certain provisions of the MGCL and our charter and bylaws. Because it is a summary, it may not contain all of the information that is important to you. For a complete description, you are referred to the MGCL and our charter and bylaws, which we have filed as exhibits to the registration statement of which this prospectus forms a part.

Board of Directors

        Under the MGCL, the number of directors is provided by the charter until changed by the bylaws. Our charter provides that the number of directors shall be eight, which number may be increased or decreased in accordance with our bylaws, provided that the total number of directors may not be less than the minimum number permitted by the MGCL. Under our bylaws, the number of directors is fixed by our board within the limits set forth in our charter, provided that there may not be more than 25 directors.

Removal of Directors

        As permitted by the MGCL, our charter provides that, subject to the rights of one or more classes or series of preferred stock to remove one or more directors, any director or the entire board of directors may be removed only for cause and only by the affirmative vote of stockholders holding at least a majority of all the votes entitled to be cast in the election of those directors. Notwithstanding anything in its charter or bylaws to the contrary, the board of directors of a Maryland corporation which has a class of securities registered under the Exchange Act and has at least three independent directors, which Price Legacy does, may elect to provide that any director or the entire board of directors may be removed only for cause and only by the affirmative vote of stockholders holding at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Vacancies on the Board of Directors

        As permitted by the MGCL, our bylaws provide that, subject to the rights of the holders of any class of capital stock separately entitled to elect one or more directors, the stockholders may elect a successor to fill a vacancy on our board resulting from the removal of a director. Subject to the rights of the holders of any class of capital stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy which results from any cause, except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire board of directors. A vacancy may be filled by vote of:

  •
  Warburg Pincus, or its affiliates, or the remaining directors elected by such holders, if the vacancy occurs with respect to a director elected separately by such holders,

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  the remaining directors separately elected by the holders of our Series A preferred stock, or the holders of such stock if the vacancy is caused by removal, if the vacancy occurs with respect to a director elected by the holders of our Series A preferred stock, and

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  the remaining directors elected by the holders of our Series A preferred stock and our common stock, voting together as a single class, or the holders of such stock if the vacancy is caused by removal, if the vacancy occurs with respect to a director elected by the holders of our Series A preferred stock and our common stock, voting together as a single class.

        Notwithstanding anything in its charter or bylaws to the contrary, the board of directors of a Maryland corporation which has a class of securities registered under the Exchange Act and has at least three independent directors, which Price Legacy does, may elect to provide that any vacancy may be filled only by the affirmative vote of the remaining directors in office, even if the remaining directors constitute less than a quorum.

Limitation of Liability and Indemnification of Directors and Officers

        Unless a corporation's charter provides otherwise, which our charter does not, the MGCL requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to advance reasonable expenses to a director or officer. A corporation may indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

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  the director or officer actually received an improper personal benefit in money, property or services, or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders. Our charter obligates us to indemnify its directors and officers, whether serving Price Legacy or at its request any other entity, to the full extent required or permitted by the MGCL, including the advancement of expenses under the procedures and to the full extent permitted by law, and other employees and agents to such extent as authorized by its board of directors and bylaws and as may be permitted by law. Our bylaws specify the procedures for indemnification and advancement of expenses.

        The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not eliminate liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which eliminates liability of directors and officers to the maximum extent permitted by the MGCL.

Stockholder Voting Rights Generally

        Under the MGCL, unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of common stock is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Unless the MGCL or charter specify a different voting requirement, a majority of all the votes cast at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders. Additionally, unless the MGCL or charter provide otherwise, if two or more classes of stock are entitled to vote separately on any matter for which the MGCL requires approval by two-thirds of all the votes entitled to be cast, the matter must be approved by two-thirds of all the votes of each class. As permitted by the MGCL, our charter provides that any action which would otherwise require a greater proportion is valid and effective if authorized by the affirmative vote of a majority of the holders of shares entitled to be cast on the matter.

        So long as any shares of our Series A preferred stock are outstanding, we will not, without the affirmative vote of at least two-thirds of the outstanding Series A preferred stock,

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  authorize or create, or increase the authorized or issued amount of, any class or series of shares of our capital stock ranking senior to our Series A preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of our capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or

  •
  amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series A preferred stock or of the holders of our Series A preferred stock.

        So long as any shares of our Series B preferred stock are outstanding, we will not, without the affirmative vote of the holders of at least two-thirds of the outstanding Series B preferred stock,

  •
  authorize or create, or increase the authorized or issued amount of, any class or series of shares of our capital stock ranking senior to our Series B preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of our capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or

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  amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series B preferred stock or of the holders of our Series B preferred stock.

        In addition, our charter provides that, prior to the date that is six months after the conversion or redemption of our Series B preferred stock, we may not take any of the following actions unless the action is approved by a majority of our board, which majority must include the approval of the Warburg Pincus nominees:

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  amend, alter or repeal any provision of our charter or bylaws,

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  other than in connection with an offer to purchase shares of our Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs us no more than the cost to maintain the Series A preferred stock then outstanding and that our board of directors deems to be at least as beneficial as the terms of the Series A preferred stock, authorize or effect the issuance of any equity securities, or rights to acquire equity securities, of any class of our capital stock ranking senior to or on parity with our Series B preferred stock as to distributions or upon liquidation, dissolution or winding up,

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  authorize or effect any sale, lease, transfer or other disposition of assets in an amount greater than an aggregate of $50 million in any nine-month period,

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  authorize or effect any merger, consolidation, recapitalization or other reorganization of Price Legacy with or into another corporation,

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  authorize or effect any acquisition by Price Legacy of another corporation by means of a purchase of all or substantially all of the capital stock or assets of the other corporation for an amount greater than an aggregate of $50 million in any nine-month period,

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  authorize or effect any liquidation, dissolution or winding up of Price Legacy or adopt any plan for the liquidation, dissolution or winding up of Price Legacy,

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  other than in connection with an offer to purchase shares of our Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs us no more than the cost to maintain our Series A preferred stock then outstanding and that our board of directors deems to be at least as beneficial as the terms of the Series A preferred stock, authorize or effect the issuance of any equity securities or rights to acquire equity securities of any class other than (1) an issuance to holders of our Series B preferred stock pursuant to the terms of our charter, (2) an issuance upon exercise of options, warrants, conversion or subscription rights in existence on the date our Series B preferred stock is first issued, (3) an issuance under any stock option, stock purchase, dividend reinvestment or similar plan or arrangement for the benefit of employees, consultants or directors of Price Legacy or its subsidiaries in existence on the date our Series B preferred stock is first issued or, if later, that is approved by our board or (4) an issuance, when taken together with all other issuances after the date our Series B preferred stock is first issued, that does not exceed 5% of the securities of such class, on a fully-diluted basis, outstanding on the date our Series B preferred stock is first issued,

  •
  other than in connection with (1) an offer to purchase shares of our Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs us no more than the cost to maintain our Series A preferred stock then outstanding and that our board of directors deems to be at least as beneficial as the terms of our Series A preferred stock or (2) the redemption of our Series B preferred stock in accordance with our charter, authorize or effect the redemption or repurchase of any of our equity securities or rights to acquire our equity securities (other than the repurchase of stock from employees of Price Legacy or its subsidiaries pursuant to repurchase rights under vesting provisions related to the length of period of employment of the employees at purchase prices initially paid by such employees for such shares) in an amount greater than an aggregate of $10 million in any 12-month period, or

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  authorize or effect the incurrence of any indebtedness for borrowed money or guarantee any such indebtedness (other than debt related to the construction or improvement of our real estate projects) in an amount greater than an aggregate of $25 million in any 12-month period.

Charter Amendments

        Under the MGCL, in order to amend the charter of a corporation, the board of directors must adopt a resolution setting forth and declaring advisable the proposed amendment and direct that the proposed amendment be submitted to stockholders for their consideration either at an annual or special meeting of stockholders. The proposed amendment must then be approved by the affirmative vote of two-thirds of all the stockholder votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. Our charter provides that any action, which would include an amendment to our charter, shall be valid and effective if approved by the affirmative vote of a majority of all the stockholder votes entitled to be cast on the matter, rather than two-thirds as otherwise provided for under the MGCL. Any resolution to amend our charter must be approved by a majority of our board, which majority must include the directors nominated by Warburg Pincus.

Stockholder Action by Written Consent

        Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholders meetings:

  •
  an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter, and

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  a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

        In addition, the holders of any capital stock of a Maryland corporation, other than common stock entitled to vote generally in the election of directors, may take action or consent to any action by the written consent of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take action at a stockholders meeting if the corporation gives notice of the action to each stockholder not later than ten days after the effective time of the action, unless the terms of the charter requires otherwise, which our charter does not.

Special Stockholder Meetings

        Our bylaws provide that special meetings of stockholders may be called by the chairman of the board, the president, a majority of the board of directors by vote at a meeting or in writing, or the secretary at the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

Advance Notice of Director Nominations and of New Business Proposals

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board and the proposal of business to be considered by stockholders may be made only:

  •
  pursuant to our notice of meeting,

  •
  by or at the direction of the board of directors, or

  •
  by a stockholder who was a stockholder of record both at the time of giving notice provided for in our bylaws and at the time of the annual meeting, and who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

        The advance notice provisions contained in our bylaws generally require that stockholders deliver nominations and new business proposals to our secretary not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the date on which we first mailed its proxy materials for the prior year's annual meeting of stockholders.

Merger, Consolidation, Share Exchange and Transfer of All or Substantially All Assets

        The MGCL generally provides that mergers, consolidations, share exchanges or transfers of assets must first be advised by a majority of the board of directors and thereafter approved by the affirmative vote of two-thirds of all the stockholder votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. However, some mergers may be accomplished without a vote of stockholders. For example, no stockholder vote is required for a merger of a subsidiary of a Maryland corporation into its parent, provided the parent owns at least 90% of the subsidiary. In addition, a merger need not be approved by stockholders of a Maryland successor corporation if the merger does not reclassify or change the outstanding shares or otherwise amend the charter, and the number of shares to be issued or delivered in the merger is not more than 20% of the number of its shares of the same class or series outstanding immediately before the merger becomes effective. A share exchange need be approved by a Maryland successor only by its board of directors and by any other action required by its charter. Our charter requires that any merger, consolidation, share exchange or transfer of assets requiring stockholder approval be approved by the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast on the matter.

Change in Control

        Under the MGCL, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder generally includes:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's shares entitled to vote generally in the election of directors, or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by two super-majority stockholder votes, unless, among other conditions, the holders of common stock receive a minimum price, as described in the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its common stock. None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

        Also under the MGCL, "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third,

  •
  one-third or more but less than a majority, or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

        Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to the conditions and limitations in the statute, the corporation may redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Under the MGCL, our board has adopted a resolution providing that the "business combination" provisions of Maryland law shall not apply to any "business combination" with Price Legacy. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance, however, that our board will not rescind the resolution or amend its bylaws in the future to provide that the "business combination" and "control share acquisition" provisions of the MGCL apply to us, except that our board has irrevocably exempted Excel Legacy from the operation and effect of the business combination provisions of the MGCL.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS RELATED TO OUR REIT ELECTION

        The following is a summary of the federal income tax considerations related to our REIT election which are anticipated to be material to purchasers of the securities offered by this prospectus. This summary is based on current law, is for general information only and is not tax advice. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. Latham & Watkins has rendered an opinion to us that the statements set forth below, insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to below, are accurate descriptions or summaries in all material respects. This discussion does not attempt to address any aspects of federal income taxation relevant to your ownership of the securities offered by this prospectus. Instead, the material federal income tax considerations relevant to your ownership of the securities offered by this prospectus may be provided in the applicable prospectus supplement that relates to those securities.

        The information in this section is based on:

  •
  the Code;

  •
  current, temporary and proposed Treasury regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. Except as described below, we have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or if challenged, will be sustained by a court.

        You are advised to consult the applicable prospectus supplement, as well as your own tax advisors, regarding the tax consequences to you of:

  •
  the acquisition, ownership and sale of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for federal income purposes; and

  •
  potential changes in the tax laws.

Taxation of Price Legacy

        General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our short taxable year ending December 31, 1997. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our short taxable year ending December 31, 1997. We intend to continue to operate in this manner, but there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        The sections of the Code and the corresponding Treasury regulations that relate to the qualification and operation of a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

        As a condition to the closing of each offering of equity securities offered by this prospectus, except as otherwise specified in the applicable prospectus supplement, our tax counsel will render an opinion to the underwriters of that offering to the effect that, commencing with our short taxable year ending December 31, 1997, we have been organized in conformity with the requirements for qualification as a REIT, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations to be made by us in one or more factual certificates to be provided by one or more of our officers. Our tax counsel will have no obligation to update its opinion subsequent to its date. In addition, this opinion will be based upon our factual representations set forth in this prospectus and set forth in the applicable prospectus supplement. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level when earned and once again at the stockholder level when distributed) that generally results from investment in a C corporation (i.e., generally a corporation subject to full corporate-level tax). However, we will be subject to federal income tax as follows:

        First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

        Second, we may be subject to the "alternative minimum tax" on our items of tax preference under some circumstances.

        Third, if we have (1) net income from the sale or other disposition of "foreclosure property" (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

        Fourth, we will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property).

        Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

        Sixth, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of

(1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year and (3) any undistributed taxable income from prior periods.

        Seventh, if we acquire any asset, each a "built-in gain asset," from a corporation which is or has been a C corporation in a transaction in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on this gain to the extent of the built-in gain (i.e., the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the beginning of the Recognition Period). The results described in this paragraph with respect to the recognition of built-in gain assume that we will make or refrain from making the appropriate election under existing temporary Treasury Regulations to be treated in this manner on our tax return for the year in which we acquire an asset from a C corporation. We intend to make such an election with respect to the assets we acquired from Excel Legacy in the merger.

        Eighth, we will be subject to a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of ours to any of our tenants. See "—Taxation of Price Legacy—Ownership of Interests in Taxable REIT Subsidiaries." Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations.

        Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors,

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership,

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code,

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Code,

  (5)
  that is beneficially owned by 100 or more persons,

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year, and

  (7)
  that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception with respect to pension funds. We believe that we have satisfied each of the above conditions.

        In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have a calendar taxable year.

        Ownership Limitations.    As set forth in the fifth and sixth conditions above, to qualify as a REIT, (1) our outstanding shares of capital stock must be held by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a taxable year of less than twelve months) (the "100-person requirement") and (2) no more than 50% in value of our outstanding shares of capital stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (the "five-fifty test"). We have taken, and will take, all necessary measures within our control to ensure that the beneficial ownership of our stock will at all times be held by 100 or more persons. In addition, our charter contains certain restrictions on the ownership and transfer of our stock which are designed to help ensure that we will be able to satisfy the five-fifty test. These restrictions (the "ownership limits") provide that, subject to some exceptions, no person may beneficially own, or be deemed to own, more than 5% (by number or value, whichever is more restrictive) of either our outstanding stock, the outstanding shares of Series A preferred stock, or the outstanding shares of Series B preferred stock.

        Our charter provides that our board may exempt a person or persons from the ownership limits if the procedures set forth in the charter are complied with and the board has determined that the exemption will not cause us to fail to qualify as a REIT. Our board has waived the above ownership limits (1) with respect to the Price family and affiliated entities, and (2) for Warburg, Pincus and certain of its affiliates.

        There can be no assurance that the ownership limits in our charter will, in all cases, prevent a violation of the five-fifty test. For example, by reason of the grant of these exemptions and the Price family's substantial ownership of our stock, it is possible that one or more persons beneficially owned less than 5% of our outstanding stock and that such beneficial ownership caused us to fail to satisfy the five-fifty test. To assist us in preserving our REIT status in such a situation, our charter provides, without exception, that no person may actually, beneficially or constructively own shares of our stock that would result in us violating the five-fifty test or otherwise cause us to fail to qualify as a REIT. In addition, our charter provides that if any transfer of shares of our stock occurs which, if effective, would result in any person actually, beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then the number of shares of our stock which otherwise would cause the person to violate the above transfer or ownership limitations would be subject to a number of remedies designed to prevent us from violating the five-fifty test or otherwise failing to qualify as a REIT. These remedies are described in "Restrictions on Ownership and Transfer of Capital Stock." However, there can be no assurance that such remedies would allow us to satisfy the five-fifty test.

        If we fail to satisfy the 100-person requirement or the five-fifty test, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the five-fifty test, we will be treated as having satisfied the test. See "—Failure to Qualify."

        Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    In the case of a REIT which is a partner in a partnership or a member in a limited liability company, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be. Also, the REIT will be deemed to be entitled to the income of the partnership or the limited liability company attributable to its proportionate share. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of the partnerships and limited liability companies in which we own an interest will be treated as our assets and items of income for purposes of applying the requirements described in this prospectus (including the income and asset tests described below). A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is included below in "—Tax Aspects of the Partnerships and Limited Liability Companies."

        We have direct control of some partnerships and limited liability companies and will continue to operate each of them consistent with the requirements for qualification as a REIT. However, we are a limited partner or non-managing member in certain of our partnerships and limited liability companies. If a partnership or limited liability company takes or expects to take actions which could jeopardize our status as a REIT or subject us to tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the entity or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT.

        We own 100% of the stock of a number of subsidiaries that are qualified REIT subsidiaries, each a QRS, and may acquire stock of one or more new subsidiaries. A corporation will qualify as a QRS if we own 100% of its stock and it is not a "taxable REIT subsidiary" (as described below). A QRS will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of ours for all purposes of the Code, including the REIT qualification tests. For this reason, references under "Material Federal Income Tax Considerations Related to Our REIT Election" to our income and assets shall include the income and assets of any QRS. A QRS will not be subject to federal income tax, and our ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below under "—Taxation of Price Legacy—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary of ours owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary of ours may be prevented from deducting interest on debt that we directly or indirectly fund if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are satisfied. We hold an indirect interest in Excel Legacy Holdings, Inc., a wholly-owned subsidiary of Excel Legacy, that has elected, together with us, to be treated as a taxable REIT subsidiary of ours effective September 18, 2001 (the effective time of the merger). See "—Taxation of Price Legacy—Asset Tests."

        Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from these real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

    •
    the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales,

    •
    we, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in such tenant (a "related party tenant"). Rents received from a "related party tenant" that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by the REIT's other tenants for comparable space,

    •
    rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to personal property will not qualify as "rents from real property," and

    •
    we must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% de minimisexception), other than through an independent contractor from whom we derive no revenue. We may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. In addition, we may employ a taxable REIT subsidiary to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally have not and expect not to take actions we believe will cause us to fail to satisfy the rental conditions described above. Notwithstanding the foregoing, we may intentionally fail to satisfy these conditions to the extent the failure will not, based on the advice of our tax counsel, jeopardize our tax status as a REIT.

        Income derived from development, property management, administrative and miscellaneous services generally does not qualify under either the 75% or the 95% gross income test. Our taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income which would not qualify under the REIT gross income tests. Such fees and other income do not accrue to us, but we would derive dividend income from the taxable REIT subsidiaries. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. In addition, one or more of the partnerships or limited liability companies in which we own an interest may provide certain development, property management or administrative services to third parties or our affiliates in exchange for a fee. The fees derived by these partnerships and limited liability companies as a result of the provision of such services generally will be nonqualifying income to us under both the 75% and 95% gross income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by the taxable REIT subsidiaries, the partnerships and the limited liability companies. We will monitor the amount of the dividend income from the taxable REIT subsidiaries and the fee income described above, and will take actions intended to keep this income (and any other nonqualifying income) within the limitations of the REIT income tests. However, there can be no assurance that such actions will in all cases prevent us from violating a REIT income test.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Generally, we may avail ourselves of the relief provisions if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect,

  •
  we attach a schedule of the sources of our income to our federal income tax return, and

  •
  any incorrect information on the schedule was not due to fraud with intent to evade tax.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of Price Legacy—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our excess net income. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by our partnerships or limited liability companies) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. However, the Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest that we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of ours to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid by it that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive from a tenant will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are received by a REIT for services customarily furnished or rendered in connection with the rental of real property, (2) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception, (3) the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (4) rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (5) the taxable REIT subsidiary's gross income from the service is not less than 150% of the subsidiary's direct cost in furnishing the service.

        Asset Tests.    At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one-year period beginning on the date such proceeds are received. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, and except for investments in taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 10% value limitation and the 20% asset test are part of recently enacted legislation and are effective for taxable years ending after December 31, 2000.

        We indirectly own 100% of the outstanding stock of Excel Legacy Holdings, Inc. Legacy Holdings elected, together with us, to be treated as a taxable REIT subsidiary of ours effective at the time of the merger. So long as Legacy Holdings qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership of securities in Legacy Holdings. We or Legacy Holdings may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a QRS or a taxable REIT subsidiary, we believe that (1) the value of the securities of any such issuer has not exceeded 5% of the total value of our assets and (2) our ownership of the securities of any such issuer has complied with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.

        The asset tests must be satisfied not only on the date that we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, but also each time we increase our ownership of securities of such issuer, including as a result of increasing our interest in a partnership or limited liability company which owns such securities. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. Although we expect to satisfy the asset tests and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in an issuer (including in one or more of the taxable REIT subsidiaries). If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

        Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to the sum of 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and 90% of our net income (after tax), if any, from foreclosure property, minus the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable) over 5% of "REIT taxable income" as described above. Dividends paid with respect to our outstanding preferred stock and common stock may be used to satisfy this requirement. This distribution requirement was 95% for taxable years beginning prior to January 1, 2001.

        We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such three-month period, and paid during January of the following year. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of such year. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on that amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

        We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends.

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

        Furthermore, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        We have, and may in the future, dispose of properties in transactions intended to qualify as like-kind exchanges under the Code, resulting in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

        Earnings and Profits Distribution Requirement.    In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a C corporation taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation). In connection with the merger, we succeeded to various tax attributes of Excel Legacy (if the merger, as expected, was treated as a tax-free reorganization under the Code), including any undistributed C corporation earnings and profits of Excel Legacy. We believe that Excel Legacy did not have any undistributed C corporation earnings and profits at the time of the merger. However, the Internal Revenue Service may contend otherwise on a subsequent audit of us or Excel Legacy. If Excel Legacy did have undistributed C corporation earnings and profits at the time of the merger, then we would have acquired undistributed C corporation earnings and profits that, if not distributed by us prior to the end of our 2001 taxable year, would require us to pay a "deficiency dividend" to our stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend would prevent us from qualifying as a REIT. See "—Failure to Qualify."

Failure to Qualify

        Our failure to qualify for taxation as a REIT could have an adverse effect on the market value and marketability of the securities offered by this prospectus. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships and Limited Liability Companies

        General.    We hold some of our investments indirectly through partnerships and limited liability companies. In general, entities that are classified as partnerships for federal income tax purposes are "pass-through" entities which are not subject to federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially subject to tax thereon, without regard to whether the partners or members receive a distribution from the entity. We will include in our income our proportionate share of the foregoing items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by the partnerships and limited liability companies. See "—Taxation of Price Legacy—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries."

        Entity Classification.    Our interests in the partnerships and limited liability companies involve special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of a partnership or a limited liability company as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If a partnership or a limited liability company were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and preclude us from satisfying the asset tests and possibly the income tests. See "—Taxation of Price Legacy—Asset Tests" and "—Taxation of Price Legacy—Income Tests." This, in turn, would prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the partnership's or limited liability company's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise classified as a corporation and which has at least two members, an "eligible entity," may elect to be taxed as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. Each of our partnerships and limited liability companies intends to claim classification as a partnership under the current regulations, and, as a result, we believe that such partnerships and limited liability companies will be classified as partnerships for federal income tax purposes.

Tax Liabilities and Attributes Inherited from Excel Legacy Corporation

        If we were not to make an election under applicable temporary Treasury Regulations, Excel Legacy would recognize taxable gain as a result of the merger, even though the merger otherwise qualified as a tax-free reorganization under the Code. As a result of the merger, we assumed the liability for any tax due with respect to this gain. We intend, however, to make an election under these Treasury Regulations with respect to the assets we acquired from Excel Legacy in the merger to prevent the recognition of this gain. Even having made this election, if we disposed of any of the assets acquired from Excel Legacy during the ten-year period following the merger, any resulting gain, to the extent of the built-in gain at the time of the merger, would be subject to tax at the highest corporate tax rate under the built-in gain rules. See "—Taxation of Price Legacy—General." Furthermore, as a result of the merger, and assuming the merger is treated as a tax-free reorganization under Section 368(a) of the Code, we succeeded to various tax attributes of Excel Legacy, including any undistributed C corporation earnings and profits of Excel Legacy. If we did not distribute these C corporation earnings and profits prior to the end of our 2001 taxable year, we would be required to pay a "deficiency dividend" to our stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend would prevent us from qualifying as a REIT. See "—Taxation of Price Legacy—Earnings and Profits Distribution Requirement."

        Assuming the merger is treated as a reorganization under Section 368(a) of the Code, Excel Legacy's tax basis in the assets transferred in the merger carried over to us. Because many of the properties held by Excel Legacy have fair market values in excess of their tax bases, this lower tax basis causes us to have lower depreciation deductions and higher gain on sale with respect to these properties than would have been the case if these properties had been acquired in a taxable transaction.

Other Tax Consequences

        We may be required to pay tax in various state or local jurisdictions, including those in which we transact business. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in Price Legacy.

PLAN OF DISTRIBUTION

        We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by institutions to purchase the securities under contracts providing for payment and delivery on future dates. The institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The purchasers' obligations under the contracts will not be subject to any conditions except that:

  •
  the purchase of the securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

  •
  if the securities are also being sold to underwriters, we will have sold to the underwriters the securities not sold for delayed delivery.

        The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will provide in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

        The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for Price Legacy by Latham & Watkins, San Diego, California. Latham & Watkins and counsel for any underwriters, dealers or agents will rely on Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, as to certain matters of Maryland law. In addition, the description of the United States federal income tax considerations contained in this prospectus is based upon the opinion of Latham & Watkins.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited Price Legacy's consolidated financial statements and schedules included in its Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Price Legacy's financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        Our estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee	$0
Fees and Expenses of the Trustee	$10,000	*
Printing and Engraving Expenses	$50,000	*
Legal Fees and Expenses	$50,000	*
Accounting Fees and Expenses	$10,000	*
Miscellaneous	$10,000	*
Total	$130,000	*

*Estimated

Item 15. Indemnification of Directors and Officers

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Price Legacy's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        Price Legacy's charter and bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of Price Legacy and at the request of Price Legacy, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of Price Legacy and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Price Legacy's charter and bylaws also permit Price Legacy to indemnify and advance expenses to any employee or agent of Price Legacy.

        Maryland law requires a corporation (unless its charter provides otherwise, which Price Legacy's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 16. Exhibits

        A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

        (a)  The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)  The undersigned registrant hereby undertakes that:

          (1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the TIA.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Price Legacy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 1, 2002.

PRICE LEGACY CORPORATION
By:	/s/ GARY B. SABIN Gary B. Sabin Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Gary B. Sabin and Richard B. Muir, and each of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title	Date

/s/ JACK MCGRORY Jack McGrory	Chairman of the Board	March 1, 2002
/s/ GARY B. SABIN Gary B. Sabin	Co-Chairman and Chief Executive Officer (Principal Executive Officer)	March 1, 2002
/s/ JAMES Y. NAKAGAWA James Y. Nakagawa	Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2002
/s/ RICHARD B. MUIR Richard B. Muir	Director	March 1, 2002
/s/ JAMES F. CAHILL James F. Cahill	Director	March 1, 2002

/s/ MURRAY GALINSON Murray Galinson	Director	March 1, 2002
/s/ KEENE WOLCOTT Keene Wolcott	Director	March 1, 2002
/s/ MELVIN L. KEATING Melvin L. Keating	Director	March 1, 2002
/s/ REUBEN S. LEIBOWITZ Reuben S. Leibowitz	Director	March 1, 2002

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Underwriting Agreement.
3.1(1)	Articles of Amendment and Restatement of the Registrant.
3.2(2)	Bylaws of the Registrant.
4.1(1)	Form of Common Stock Certificate.
4.2(3)	Form of Series A Preferred Stock Certificate.
4.3**	Form of Series B Preferred Stock Certificate.
4.4**	Form of Indenture.
4.5*	Form of Debt Security.
4.6*	Form of Warrant.
4.7*	Form of Warrant Agreement.
4.8*	Form of Deposit Agreement.
4.9*	Form of Rights Agreement.
5.1**	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
5.2**	Opinion of Latham & Watkins.
8.1**	Opinion of Latham & Watkins regarding tax matters.
12.1**	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1**	Consent of Ballard Spahr Andrews & Ingersoll, LLP. Reference is made to Exhibit 5.1.
23.2**	Consent of Latham & Watkins. Reference is made to Exhibits 5.2 and 8.1.
23.3**	Consent of Ernst & Young LLP, Independent Auditors.
24.1**	Powers of Attorney (contained on the signature page of this registration statement).
25.1*	Statement of Eligibility of Trustee on Form T-1.

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**
Filed herewith.

(1)
Incorporated by reference to Price Legacy's Current Report on Form 8-K filed with the SEC on September 19, 2001.

(2)
Incorporated by reference to Price Legacy's Annual Report on Form 10-K filed with the SEC on March 27, 1998.

(3)
Incorporated by reference to Price Legacy's Registration Statement on Form 8-A filed with the SEC on August 7, 1998.

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ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
PRICE LEGACY
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF RIGHTS
DESCRIPTION OF UNITS
RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK
DESCRIPTION OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS RELATED TO OUR REIT ELECTION
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX